exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference, in the Prospectus constituting a part of this Registration Statement on Form S-3 of Lineage Cell Therapeutics, Inc. of our report dated March 11, 2021 relating to the consolidated financial statements of Lineage Cell Therapeutics, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & CO. LLP

San Francisco, California

March 11, 2021